CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the use in this Registration Statement on Form S-1 of our report dated March 6, 1997, except as to Note 5, for which the date is April 8, 1997, accompanying the financial statements of Netsmart Technologies, Inc., and to the use of our name, and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.



                                     MOORE STEPHENS, P.C.
                                     Certified Public Accountants.

Cranford, New Jersey
July 29  , 1997



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